UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 25, 2023
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

On April 8, 2022, we completed the separation of our WarnerMedia business and recast historical financial results to present WarnerMedia and other business dispositions that were components of AT&T’s single plan of a strategic shift as discontinued operations. The discussion below refers to our continuing operations and includes the results of the U.S. Video business that was separated in July 2021.

Overview
We announced on January 25, 2023 that fourth-quarter 2022 loss from continuing operations totaled $(23.1) billion, or $(3.20) per share. Fourth-quarter 2022 loss per share includes amounts totaling to $(29.4) billion (pre-tax) resulting from the following significant items (per share): $(3.57) of noncash impairment and abandonment, and restructuring charges, $(0.19) of actuarial losses on remeasurement of our pension and postemployment benefit plan assets and obligations, $(0.04) of DIRECTV intangible amortization, $(0.04) of other benefit related market-driven adjustments, partially offset by $0.04 of benefits from tax items. The dilutive impact of $(0.01) from our adoption of Accounting Standards Update (ASU) No. 2020-06 (ASU 2020-06), was not included in our computation of earnings per share because their effect is antidilutive as a result of the net loss. The results compare with a reported income from continuing operations of $5.2 billion, or $0.66 per diluted share, in the fourth quarter of 2021, which included $0.11 per share primarily related to actuarial gains and $(0.01) per share from our retrospective adoption of ASU 2020-06. For the full year 2022, loss from continuing operations was $(6.9) billion versus income from continuing operations of $23.8 billion in 2021. Full-year 2022 loss per share was $(1.10) and included the following significant items (per share): $(3.59) of noncash impairment and abandonment, and restructuring charges, $(0.16) of DIRECTV intangible amortization, $(0.19) of other benefit related market-driven adjustments, partially offset by $0.20 of actuarial gains and $0.13 of benefits from tax items. The dilutive impact of $(0.06) from our adoption of ASU 2020-06, was not included in our computation of earnings per share because their effect is antidilutive as a result of the net loss. Full-year 2021 diluted earnings per share was $3.02 and included $0.42 per share of actuarial gains, tax and other significant items, $0.22 per share from U.S. Video and other dispositions and $(0.03) from the retrospective adoption of ASU 2020-06.

Operating revenues in the fourth quarter of 2022 were $31.3 billion, up 0.8 percent from the fourth quarter of 2021, and full-year 2022 revenues were $120.7 billion, down 9.9 percent from the previous full year. Revenue increases reflect growth in Mobility and increased Mexico and Consumer Wireline revenues, partially offset by lower Business Wireline revenues. Full-year 2022 revenue declines reflect the impact of our divested U.S. Video business and other businesses that did not qualify as discontinued operations.

Operating expenses in the fourth quarter of 2022 were $52.4 billion, compared to $26.2 billion in the comparable 2021 period, and full-year 2022 operating expenses were $125.3 billion, up 15.9 percent from the previous full year. Operating expenses increased primarily due to $24.8 billion of noncash goodwill impairments associated with our Business Wireline, Consumer Wireline and Mexico reporting units, which were driven by higher discount rates consistent with the macroeconomic environment, with secular declines also impacting Business Wireline forecasted cash flows. Expenses also included $1.4 billion of wireline conduit asset abandonments and $0.5 billion of restructuring and other impairment charges. Also contributing to expense increases were higher bad debt expense and increased depreciation, partially offset by lower wireless equipment costs from lower volumes and the lack of 3G network shutdown costs in the fourth quarter of 2022. Full-year 2022 expenses increases were partially offset by the impact of our divested businesses.

Operating loss in the fourth quarter of 2022 was $(21.1) billion compared to income of $4.9 billion in the comparable 2021 period, and full-year 2022 operating loss was $(4.6) billion compared to income of $25.9 billion for the full-year 2021. AT&T’s fourth-quarter operating income margin was (67.3) percent, compared to 15.7 percent in the comparable 2021 period, and full-year 2022 operating income margin was (3.8) percent compared to 19.3 percent.

Other income (expense) - net in the fourth quarter of 2022 was $(0.9) billion compared to $2.4 billion in the comparable 2021 period and full-year 2022 other income (expense) - net was $5.8 billion compared to $9.4 billion for the full-year 2021. The decrease reflects a $1.8 billion actuarial loss on pension and postretirement benefits in the fourth quarter of 2022 versus a $1.1 billion gain in the prior-year quarter. Fourth-quarter 2022 benefit expense also included approximately $140 million favorable impact from a retirement benefit plan change, with $115 million resulting from prior service credits from benefit plan amendments. The full-year decrease reflects a $2.0 billion actuarial gain on pension and postretirement benefits versus a $4.1 billion gain in the prior-year.

Cash from operating activities for the full-year 2022 was $35.8 billion, down $1.4 billion when compared to 2021, reflecting higher payments for wireless devices and the separation of U.S. Video in 2021, partially offset by receivable sales. Capital expenditures in 2022 were $19.6 billion, and when including $4.7 billion cash paid for vendor financing, capital investment was

$24.3 billion, compared to prior-year capital investment of $20.1 billion (capital expenditures of $15.5 billion and cash paid for vendor financing of $4.6 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. Our reportable segments are: Communications and Latin America.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Operating revenues for the fourth quarter of 2022 were $30.4 billion, up 0.5 percent versus fourth-quarter 2021, with segment operating income of $7.2 billion, up 12.7 percent versus the year-ago quarter. The Communications segment operating income margin was 23.8 percent, compared to 21.2 percent in the year-earlier quarter. We present the impact of benefit plan amendments in our business unit results, with the Communications segment operating income margins including $115 million of operating expense reduction, with offset in Corporate and no impact to consolidated operating income.

Mobility
Mobility revenues for the fourth quarter of 2022 were $21.5 billion, up 1.7 percent versus the fourth quarter of 2021, driven by service revenue growth from subscriber and ARPU growth, partially offset by lower equipment revenue from lower volumes. Mobility operating expenses totaled $15.5 billion, down 2.3 percent versus the fourth quarter of 2021 due to lower wireless equipment costs, including the absence of 3G network shutdown costs versus the fourth quarter of 2021, a gain on tower sales, lower advertising costs and lower HBO Max licensing fees. Partially offsetting the decreases were higher bad debt expense, increased amortization of customer acquisition costs and the elimination of CAF II government credits. Mobility’s operating income margin was 28.1 percent compared to 25.2 percent in the year-ago quarter.

In our Mobility business unit, during the fourth quarter of 2022, we reported a net gain of 6.4 million wireless subscribers. At December 31, 2022, wireless subscribers totaled 217.4 million (including approximately 4.4 million FirstNet connections) compared to 201.8 million at December 31, 2021.

During the fourth quarter, total phone net adds (postpaid and prepaid) were 643,000, with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 1.1 million, with phone net adds of 656,000.
•Prepaid subscriber net losses were 9,000, with phone net losses of 13,000.
•Reseller net adds were 150,000.
•Connected device net adds were 5.1 million, 2.6 million of which were attributable to wholesale connected cars.

For the quarter ended December 31, 2022, postpaid phone-only ARPU increased 2.5 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.84 percent compared to 0.85 percent in the fourth quarter of 2021. Total postpaid churn was 1.01 percent compared to 1.02 percent in the year-ago quarter.

Business Wireline
Business Wireline revenues for the fourth quarter of 2022 were $5.6 billion, down 4.5 percent versus the year-ago quarter, primarily due to lower demand for legacy voice and data services and product simplification, partially offset by growth in connectivity services and revenues of approximately $90 million from intellectual property sales. Business Wireline operating expenses totaled $4.8 billion, down 3.8 percent when compared to the fourth quarter of 2021 due to ongoing operational cost efficiencies, credits from a benefit plan change in the third quarter of 2022, and lower amortization of deferred fulfillment costs, partially offset by higher wholesale access network costs and depreciation expense. Business Wireline operating income margin was 14.2 percent compared to 14.8 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the fourth quarter of 2022 were $3.2 billion, up 2.2 percent versus the year-ago quarter, driven by growth in broadband revenues attributable to fiber growth, partially offset by declines in legacy voice and data services and other services. Consumer Wireline operating expenses totaled $2.9 billion, down 3.5 percent versus the fourth quarter of 2021, largely driven by lower network and customer support costs, decreases in advertising expense and HBO Max licensing fees, and credits associated with a retirement benefit plan change in the third quarter of 2022. Partially offsetting the decreases was the elimination of CAF II government credits, higher bad debt expense and increased depreciation expense. Consumer Wireline operating income margin was 11.6 percent compared to 6.4 percent in the year-earlier quarter.

At December 31, 2022, Consumer Wireline had approximately 13.8 million broadband connections compared to 13.8 million at December 31, 2021. During the fourth quarter, broadband subscribers net losses were 43,000, with fiber broadband net adds of

280,000. Total broadband and DSL connections were 14.0 million at December 31, 2022, compared to 14.2 million at December 31, 2021.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Fourth-quarter 2022 operating revenues were $861 million, up 22.3 percent when compared to the fourth quarter of 2021, primarily due to increased service revenues driven by wholesale revenue and subscribers, higher equipment revenues and the favorable impact of foreign exchange. Operating expenses were $940 million, up 14.5 percent, driven by higher equipment, sales and customer support costs, and unfavorable impact of foreign exchange and network expense. Mexico’s operating income margin was (9.2) percent, compared to (16.6) percent in the year-earlier quarter.

We had approximately 21.6 million Mexico wireless subscribers at December 31, 2022 compared to 20.4 million at December 31, 2021. During the fourth quarter of 2022, we had prepaid net adds of 515,000 and postpaid net adds of 71,000.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise

Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 25, 2023	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President - Chief Accounting Officer and Controller
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